Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

Company Highlights:
•GAAP net income of $0.12 per diluted common share
•Distributable earnings1 of $0.25, or $0.30 per diluted common share, excluding $10.5 million of realized losses from the sale of two real estate owned properties
•Declares cash dividend on common stock of $0.30 per share
•Significant improvements to the right side of our balance sheet:
◦Closed our first build-to-rent collateralized securitization vehicle totaling $801.9 million with improved terms over our warehouse lines
◦In July 2025, issued $500.0 million of 7.875% senior unsecured notes due 2030 to repay $287.5 million of convertible senior notes and add ~$200 million of liquidity
•Servicing portfolio of ~$33.76 billion, agency loan originations of $857.1 million
•Structured loan portfolio of ~$11.61 billion, originations of $716.5 million and runoff of $519.7 million
•Foreclosed on six loans totaling $188.2 million and sold four real estate owned properties totaling $114.5 million

Uniondale, NY, August 1, 2025 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2025. Arbor reported net income for the quarter of $24.0 million, or $0.12 per diluted common share, compared to net income of $47.4 million, or $0.25 per diluted common share for the quarter ended June 30, 2024. Distributable earnings for the quarter was $52.1 million, or $0.25 per diluted common share, compared to $91.6 million, or $0.45 per diluted common share for the quarter ended June 30, 2024.

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

August 1, 2025	Page 2
Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2025	March 31, 2025
Fannie Mae	$683,206	$357,811
Freddie Mac	150,339	178,020
Private Label	—	44,925
FHA	—	16,041
SFR-Fixed Rate	23,552	9,111
Total Originations	$857,097	$605,908

Total Loan Sales	$807,020	$730,854

Total Loan Commitments	$852,766	$645,401
For the quarter ended June 30, 2025, the Agency Business generated revenues of $64.5 million, compared to $62.9 million for the first quarter of 2025. Gain on sales, including fee-based services, net was $13.7 million for the quarter, reflecting a margin of 1.69%, compared to $12.8 million and 1.75% for the first quarter of 2025. Income from mortgage servicing rights was $10.9 million for the quarter, reflecting a rate of 1.28% as a percentage of loan commitments, compared to $8.1 million and 1.26% for the first quarter of 2025.
At June 30, 2025, loans held-for-sale was $361.4 million, with financing associated with these loans totaling $329.5 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $33.76 billion at June 30, 2025. Servicing revenue, net was $27.4 million for the quarter and consisted of servicing revenue of $45.2 million, net of amortization of mortgage servicing rights totaling $17.8 million.

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	June 30, 2025			March 31, 2025
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$22,999,772	45.8	5.9	$22,683,885	46.2	6.2
Freddie Mac	6,100,091	21.3	6.5	6,123,074	21.4	6.6
Private Label	2,599,971	18.7	5.0	2,603,122	18.7	5.3
FHA	1,497,551	14.0	19.9	1,519,675	14.0	19.0
SFR-Fixed Rate	287,065	20.0	4.2	276,839	20.1	4.1
Bridge	278,116	10.4	2.6	278,293	10.4	2.8
Total	$33,762,566	37.4	6.5	$33,484,888	37.5	6.7
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $35.0 million for the fair value of the guarantee obligation undertaken at June 30, 2025. The Company recorded a $4.0 million net provision for loss sharing associated with CECL for the second quarter of 2025. At June 30, 2025, the Company’s total CECL allowance for loss-sharing obligations was $54.8 million, representing 0.24% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	June 30, 2025		March 31, 2025
	UPB	%	UPB	%
Bridge:
Multifamily	$103,300	14%	$367,750	49%
SFR	530,986	74%	356,294	48%
	634,286	88%	724,044	97%
			.
Mezzanine/Preferred Equity	6,999	1%	4,440	1%
Construction - Multifamily	75,259	11%	18,637	2%
Total Originations	$716,544	100%	$747,121	100%

Number of Loans Originated	19		20

Commitments:
SFR	$232,384		$162,400
Construction - Multifamily	173,000		92,000
Total Commitments	$405,384		$254,400

Loan Runoff	$519,709		$421,941

	Structured Portfolio ($ in thousands)
	June 30, 2025		March 31, 2025
	UPB	%	UPB	%
Bridge:
Multifamily	$8,404,597	72%	$8,637,773	75%
SFR	2,531,841	22%	2,247,817	20%
Other	169,025	2%	171,952	1%
	11,105,463	96%	11,057,542	96%

Mezzanine/Preferred Equity	400,634	3%	405,770	4%
Construction - Multifamily	100,070	1%	23,005	<1%
SFR Permanent	3,068	<1%	3,076	<1%
Total Portfolio	$11,609,235	100%	$11,489,393	100%

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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At June 30, 2025, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $11.61 billion, with a weighted average interest rate of 7.03%, compared to $11.49 billion and 6.94% at March 31, 2025. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 7.86% at June 30, 2025, compared to 7.85% at March 31, 2025.
The average balance of the Company’s loan and investment portfolio during the second quarter of 2025, excluding loan loss reserves, was $11.53 billion with a weighted average yield of 7.95%, compared to $11.39 billion and 8.15% for the first quarter of 2025. The decrease in yield was primarily due to non-performing and foreclosed on loans in the second quarter of 2025.
During the second quarter of 2025, the Company recorded a $16.1 million net provision for loan losses associated with CECL. At June 30, 2025, the Company’s total allowance for loan losses was $243.3 million. The Company had nineteen non-performing loans with a UPB of $471.8 million, before related loan loss reserves of $36.4 million, compared to twenty-three loans with a UPB of $511.1 million, before loan loss reserves of $35.3 million at March 31, 2025.
In addition, at June 30, 2025, the Company had three loans with a total UPB of $56.9 million that were less than 60 days past due classified as non-accrual, compared to five loans with a total UPB of $142.8 million (before related loan loss reserves of $7.3 million) at March 31, 2025. Interest income on these loans is only being recorded to the extent cash is received.
During the second quarter of 2025, the Company modified eight loans to borrowers experiencing financial difficulty with a total UPB of $251.9 million, primarily all of which had borrowers investing additional capital to recapitalize their deals. Six of these loans with a total UPB of $144.9 million, contained interest rates based on pricing over SOFR ranging from 3.25% to 4.50% and were modified to provide temporary rate relief through a pay and accrual feature. At June 30, 2025, these modified loans had a weighted average pay rate of 5.50% and a weighted average accrual rate of 2.78%. In addition, of the total modified loans for the second quarter, $47.7 million were less than 60 days past due and $11.2 million were non-performing at March 31, 2025, and are now current in accordance with their modified terms.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2025 was $9.61 billion with a weighted average interest rate including fees of 6.88%, as compared to $9.49 billion and a rate of 6.82% at March 31, 2025.
The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2025 was $9.52 billion, as compared to $9.42 billion for the first quarter of 2025. The average cost of borrowings for the second quarter of 2025 was 6.99%, compared to 6.96% for the first quarter of 2025.
In May 2025, the Company completed its first build-to-rent collateralized securitization vehicle totaling $801.9 million, of which $682.6 million consisted of investment grade notes, with the Company retaining subordinate interests in the vehicle of $119.3 million and $41.0 million of the investment grade notes. The vehicle included $50 million in ramp-up capacity for acquiring additional

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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loans within 180 days of closing, a two-year replenishment period and a $200 million senior revolving note to support construction advances and future reinvestment during the replenishment period. The investment grade-rated notes placed with investors had an initial weighted average spread of 2.48% over SOFR, excluding fees and transaction costs.
In July 2025, the Company issued $500.0 million of its 7.875% senior unsecured notes due July 2030 through a private offering. The Company is using the net proceeds of this offering to pay down debt and for general corporate purposes.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of common stock for the quarter ended June 30, 2025. The dividend is payable on August 29, 2025 to common stockholders of record on August 15, 2025.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 343-4136 for domestic callers and (203) 518-9843 for international callers. Please use participant passcode ABRQ225 when prompted by the operator.
A telephonic replay of the call will be available until August 8, 2025. The replay dial-in numbers are (800) 839-8531 for domestic callers and (402) 220-6074 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to,

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last two pages of this release.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Interest income	$240,303	$297,188	$480,997	$618,480
Interest expense	171,578	209,227	336,829	426,903
Net interest income	68,725	87,961	144,168	191,577
Other revenue:
Gain on sales, including fee-based services, net	13,658	17,448	26,439	34,114
Mortgage servicing rights	10,930	14,534	19,061	24,733
Servicing revenue, net	27,437	29,910	53,040	61,436
Property operating income	5,452	1,444	9,839	3,014
Gain (loss) on derivative instruments, net	219	(275)	3,619	(5,533)
Other income, net	3,989	2,081	8,407	4,414
Total other revenue	61,685	65,142	120,405	122,178
Other expenses:
Employee compensation and benefits	41,181	42,836	87,217	90,529
Selling and administrative	14,859	12,823	31,171	26,756
Property operating expenses	6,802	1,584	10,276	3,262
Depreciation and amortization	5,848	2,423	9,592	4,994
Provision for loss sharing (net of recoveries)	4,215	4,333	6,002	4,607
Provision for credit losses (net of recoveries)	19,004	29,564	28,079	48,682
Total other expenses	91,909	93,563	172,337	178,830
Income before extinguishment of debt, (loss) gain on real estate, income from equity affiliates and income taxes	38,501	59,540	92,236	134,925
Loss on extinguishment of debt	—	(412)	(2,319)	(412)
(Loss) gain on real estate	(1,448)	3,813	(4,258)	3,813
Income from equity affiliates	2,654	2,793	1,020	4,211
Provision for income taxes	(3,398)	(3,901)	(6,989)	(7,493)
Net income	36,309	61,833	79,690	135,044
Preferred stock dividends	10,342	10,342	20,684	20,684
Net income attributable to noncontrolling interest	2,015	4,094	4,617	9,090
Net income attributable to common stockholders	$23,952	$47,397	$54,389	$105,270

Basic earnings per common share	$0.12	$0.25	$0.28	$0.56
Diluted earnings per common share	$0.12	$0.25	$0.28	$0.56

Weighted average shares outstanding:
Basic	192,236,206	188,655,801	191,154,501	188,683,095
Diluted	209,003,002	205,487,711	207,938,574	205,499,619

Dividends declared per common share	$0.30	$0.43	$0.73	$0.86

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	June 30, 2025
	(Unaudited)	December 31, 2024
Assets:
Cash and cash equivalents	$255,742	$503,803
Restricted cash	90,944	156,376
Loans and investments, net (allowance for credit losses of $243,278 and $238,967)	11,333,023	11,033,997
Loans held-for-sale, net	361,447	435,759
Capitalized mortgage servicing rights, net	348,326	368,678
Securities held-to-maturity, net (allowance for credit losses of $13,659 and $10,846)	156,920	157,154
Investments in equity affiliates	71,796	76,312
Real estate owned, net	365,186	176,543
Due from related party	16,773	12,792
Goodwill and other intangible assets	87,336	88,119
Other assets	475,546	481,448
Total assets	$13,563,039	$13,490,981

Liabilities and Equity:
Credit and repurchase facilities	$4,721,622	$3,559,490
Securitized debt	3,510,865	4,622,489
Senior unsecured notes	1,238,174	1,236,147
Convertible senior unsecured notes	287,258	285,853
Junior subordinated notes to subsidiary trust issuing preferred securities	145,085	144,686
Mortgage notes payable — real estate owned	184,618	74,897
Due to related party	3,396	4,474
Due to borrowers	36,780	47,627
Allowance for loss-sharing obligations	89,757	83,150
Other liabilities	251,621	280,198
Total liabilities	10,469,176	10,339,011

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,682	633,684
Special voting preferred shares - 16,173,761 and 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 192,301,414 and 189,259,435 shares issued and outstanding	1,922	1,893
Additional paid-in capital	2,411,661	2,375,469
(Accumulated deficit) retained earnings	(72,521)	13,039
Total Arbor Realty Trust, Inc. stockholders' equity	2,974,744	3,024,085
Noncontrolling interest	119,119	127,885
Total equity	3,093,863	3,151,970
Total liabilities and equity	$13,563,039	$13,490,981

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended June 30, 2025
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$229,980	$10,323	$—	$240,303
Interest expense	165,858	5,720	—	171,578
Net interest income	64,122	4,603	—	68,725
Other revenue:
Gain on sales, including fee-based services, net	—	13,658	—	13,658
Mortgage servicing rights	—	10,930	—	10,930
Servicing revenue	—	45,204	—	45,204
Amortization of MSRs	—	(17,767)	—	(17,767)
Property operating income	5,452	—	—	5,452
Gain on derivative instruments, net	—	219	—	219
Other income, net	2,105	1,884	—	3,989
Total other revenue	7,557	54,128	—	61,685
Other expenses:
Employee compensation and benefits	16,018	25,163	—	41,181
Selling and administrative	7,590	7,269	—	14,859
Property operating expenses	6,802	—	—	6,802
Depreciation and amortization	5,456	392	—	5,848
Provision for loss sharing	—	4,215	—	4,215
Provision for credit losses (net of recoveries)	16,112	2,892	—	19,004
Total other expenses	51,978	39,931	—	91,909
Income before loss on real estate, income from equity affiliates and income taxes	19,701	18,800	—	38,501
Loss on real estate	(1,448)	—	—	(1,448)
Income from equity affiliates	2,654	—	—	2,654
Provision for income taxes	(1,277)	(2,121)	—	(3,398)
Net income	19,630	16,679	—	36,309
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	2,015	2,015
Net income attributable to common stockholders	$9,288	$16,679	$(2,015)	$23,952
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	June 30, 2025
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$65,771	$189,971	$255,742
Restricted cash	63,713	27,231	90,944
Loans and investments, net	11,333,023	—	11,333,023
Loans held-for-sale, net	—	361,447	361,447
Capitalized mortgage servicing rights, net	—	348,326	348,326
Securities held-to-maturity, net	—	156,920	156,920
Investments in equity affiliates	71,796	—	71,796
Real estate owned, net	365,186	—	365,186
Goodwill and other intangible assets	12,500	74,836	87,336
Other assets and due from related party	411,439	80,880	492,319
Total assets	$12,323,428	$1,239,611	$13,563,039

Liabilities:
Debt obligations	$9,758,138	$329,484	$10,087,622
Allowance for loss-sharing obligations	—	89,757	89,757
Other liabilities and due to related parties	219,877	71,920	291,797
Total liabilities	$9,978,015	$491,161	$10,469,176

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to common stockholders	$23,952	$47,397	$54,389	$105,270
Adjustments:
Net income attributable to noncontrolling interest	2,015	4,094	4,617	9,090
Income from mortgage servicing rights	(10,930)	(14,534)	(19,061)	(24,733)
Deferred tax benefit	(1,603)	(2,944)	(1,741)	(6,896)
Amortization and write-offs of MSRs	19,825	19,518	40,689	37,936
Depreciation and amortization	6,582	3,044	11,149	6,239
Loss on extinguishment of debt	—	412	2,319	412
Provision for credit losses, net	8,435	31,457	9,192	46,260
(Gain) loss on derivative instruments, net	(674)	371	(5,371)	5,894
Loss on real estate	1,857	—	4,667	—
Stock-based compensation	2,610	2,750	8,545	8,772
Distributable earnings (1)	$52,069	$91,565	$109,394	$188,244

Diluted distributable earnings per share (1)	$0.25	$0.45	$0.53	$0.92

Diluted weighted average shares outstanding (1) (2)	209,003,002	205,487,711	207,938,574	205,499,619
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when

Arbor Realty Trust Reports Second Quarter 2025 Results and Declares Dividend of $0.30 per Share

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management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.